Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President and

Chief Financial Officer

Phone: (415) 978-3000
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES $520.5 MILLION SECURITIZATION

SAN FRANCISCO, CA November 22, 2005 – Today Luminent Mortgage Capital, Inc. announced the securitization of $520.5 million of hybrid adjustable-rate mortgages. The securitization was underwritten by Bear, Stearns & Co, Inc. and Morgan Stanley. Luminent retained $20.2 million of the securities for its securitized residential mortgage credit portfolio and placed $500.3 million with third-party investors. This securitization continues Luminent’s development of a match funded, non-interest rate sensitive residential mortgage credit portfolio. Details of the offering will be available on Bloomberg under LUM 2005-1. Key metrics of the mortgage loan portfolio collateralizing the securitization are included on the following page.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the single family residential housing market. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that our recently adopted business strategies to purchase mortgages for securitization may not be successful, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Luminent 2005-1
Key Metrics of Mortgage Loan Collateral

Unpaid principal balance	$520,470,135
Number of Loans	1,190
Average Loan Balance	$437,370
Weighted-average coupon rate	6.09%
Weighted-average lifetime mortgage rate	11.31%
Weighted-average original term, in months	360
Weighted-average remaining term, in months	358
Weighted-average loan-to-value ratio (LTV)	76.2%
Weighted-average FICO score	713
Top five geographic concentrations (% exposure)
California	38.6%
Virginia	11.5%
Florida	8.6%
Arizona	6.3%
Maryland	5.2%
Occupancy status
Owner occupied	88.6%
Second home	4.9%
Investor	6.5%
Property type
Single-family	87.3%
Condominium	9.6%
Other residential	3.1%